As filed with the Securities and Exchange Commission on May 6, 1999.
	    Registration No. 333-____

                     	SECURITIES AND EXCHANGE COMMISSION
                           	Washington, D.C. 20549

                                  	FORM S-8

                       	 REGISTRATION STATEMENT UNDER
                        	 THE SECURITIES ACT OF 1933

                             RUBY TUESDAY, INC.
           	(Exact Name of Registrant as Specified in its Charter)

            GEORGIA                                     63-0475239
    (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
    Incorporation or Organization)

           	150 WEST CHURCH AVENUE, MARYVILLE, TENNESSEE   37801
              (Address of Principal Executive Offices)   (Zip Code)

                  	1996 NON-EXECUTIVE STOCK INCENTIVE PLAN
                          	(Full Title of the Plan)

                             Daniel T. Cronk, Esq.
                              Ruby Tuesday, Inc.
                            150 West Church Avenue
                          Maryville, Tennessee 37801
                    (Name and Address of Agent for Service)

                                (423) 379-5700
      	(Telephone Number, Including Area Code, of Agent for Service)
                                   Copy to:
                            Gabriel Dumitrescu, Esq.
                    Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street, N.E.
                                Sixteenth Floor
                            Atlanta, Georgia 30303

                       CALCULATION OF REGISTRATION FEE
                                       Proposed    Proposed
Title of                               Maximum     Maximum
Securities          Amount             Offering    Aggregate        Amount of
to be               to be              Price Per   Offering         Registration
Registered          Registered         Share       Price            Fee
Common Stock,       4,000,000          $18.25(2)   $73,000,000(3)   $20,294
$0.01 par value shares(1)

(1) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock") that may be issued and sold by the Registrant in connection with the Registrant's 1996 Non-Executive Stock Incentive Plan (formerly known as the 1993 Non-Executive Stock Incentive Plan) (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. Pursuant to separate Registration Statements on Forms S-8 (Reg. No. 33-70490, 333-03157 and 333-39321), the
Registrant previously registered 500,000 shares, 1,000,000 shares and 500,000 shares respectively, of Common Stock not included in the above figure subject to issuance under the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by The New York Stock Exchange on April 30, 1999.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

Incorporation by reference of contents of Registration Statements on Forms S-8 (Reg. No. 33-70490, 333-03157 and 333-39321).

   The contents of the Registration Statement on Form S-8 filed by the Registrant on October 18, 1993, as amended by the Post-Effective Amendment No.1 to such Form S-8 filed by the Registrant on April 30, 1996 (Reg. No. 33-70490), the Registration Statement on Form S-8 filed by the Registrant on May 3, 1996 (Reg. No. 333-03157) and the Registration Statement on Form S-8 filed by the Registrant on November 3, 1997 (Reg. No. 333-39321), relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.


Item 8.  Exhibits.

  	The following opinions and consents are filed with this Registration Statement.

  Exhibit
  Number                     Description

  5      Opinion of counsel with respect to the securities being registered.

  23.1   Consent of counsel (included in Exhibit 5).

  23.2   Consent of independent auditors.

  24     Power of Attorney (see signature pages to this Registration Statement).


                             SIGNATURES


  	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maryville, Tennessee, on the 12th day of April, 1999.


                                           RUBY TUESDAY, INC.

                                        By: /s/ Samuel E. Beall, III
                                           Samuel E. Beall, III
                                           Chairman of the Board and
                                           Chief Executive Officer


                          	POWER OF ATTORNEY

  	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel E. Beall, III and Daniel T. Cronk, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.




  	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.


Signature                  Title                              Date

/s/ Samuel E. Beall, III   Chairman of the Board and          April 12, 1999
Samuel E. Beall, III       Chief Executive Officer
                           (Principal Executive Officer)

/s/ J. Russell Mothershed  Senior Vice President, Finance,    April 12, 1999
J. Russell Mothershed      Chief Financial Officer,
                           Treasurer and Assistant Secretary
                           (Principal Financial Officer)

/s/ J.B. McKinnon          Director                           April 12, 1999
J. B. McKinnon

/s/ Dr. Donald Ratajczak   Director                           April 12, 1999
Dr. Donald Ratajczak

/s/ Dolph W.von Arx        Director                           April 12, 1999
Dolph W.von Arx

/s/ Claire L. Arnold       Director                           April 12, 1999
Claire L. Arnold

/s/ Arthur R. Outlaw       Vice-Chairman of the Board         April 12, 1999
Arthur R. Outlaw

/s/ Dr. Benjamin F. Payton Director                           April 12, 1999
Dr. Benjamin F. Payton

/s/ Elizabeth L. Nichols   Director                           April 12, 1999
Elizabeth L. Nichols

/s/ James A. Haslam, III   Director                           April 12, 1999
James A. Haslam, III


                               	EXHIBIT INDEX


   Exhibit                                                     Page
   Number                        Description                   Number

   5 Opinion of counsel with respect to the securities being registered.

   23.1  Consent of counsel (included in Exhibit 5).

   23.2  Consent of independent auditors.

   24 Power of Attorney (see signature pages to this Registration Statement).